Exhibit 10.15.1

AMENDMENT TO

AMENDED AND RESTATED

JANUS CAPITAL GROUP INC.

DIRECTOR DEFERRED FEE PLAN

THIS AMENDMENT (this “Amendment”) to the Amended and Restated Janus Capital Group Inc. Director Deferred Fee Plan (the “Plan”), is effective as of December 19, 2013. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      The first sentence of Subsection 5.02(a) shall be replaced in its entirety by the following: “ The phantom investment options that are available under this Plan for a Participant’s Monetary Fee Subaccount shall be the Janus funds designated as phantom investment options under the Plan by the Plan Administrator from time to time.”

2.                                      The following new subsection 5.02(f) shall be added to the Plan:

“Notwithstanding anything to the contrary herein, unless the Plan Administrator determines otherwise in its sole discretion, Participant’s Monetary Fee Subaccount may also be invested in the following phantom investment option: Stock (each phantom Stock unit credited to the Participant’s Monetary Fee Subaccount, a “DSU”). The number of DSUs shall be determined by dividing the amount of the Monetary Fees so deferred by the Fair Market Value of a share of Stock on the date the funds are credited to the participant’s Account (which shall be credited in the same manner as set forth in Section 5.01 for Monetary Fees). The DSUs shall be credited with Dividend Equivalents in the same manner as set forth for the Stock Fee Subaccount in Section 5.03(b) (for purposes of this subsection 5.02(f) references in the definition of “Dividend Equivalents” and references in Section 5.03(b) to Participant’s Stock Fee Subaccount shall instead be a reference to Participant’s Monetary Fee Subaccount). Notwithstanding subsection 5.02(e), a Participant’s DSUs shall be valued as of a Valuation Date by multiplying the number of DSUs credited to his or her Monetary Fee Subaccount on such date by the Fair Market value of a share of Stock on such date. If shares of Stock change by reason of any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other any other corporate change treated as subject to this provision by the Plan Administrator, such equitable adjustment shall be made in the number and kind of DSUs credited to the Monetary Fee Subaccount as the Plan Administrator may determine to be necessary or appropriate. In no event will shares of Stock actually be purchased or held under this Plan, and no Participant shall have any rights as a shareholder of Stock on the account of ownership of DSUs. Notwithstanding anything to the contrary in subsections 5.02(b) and (c), except as otherwise determined by the Plan Administrator, (i) once a portion of the Monetary Fee Subaccount is deemed invested in the DSUs, such existing portion of the Monetary Fee Subaccount (or any Dividend Equivalents related to it) may not be reallocated into another phantom investment option and (ii) Monetary Fees may only be invested in the DSUs at the time that the initial deferral election is made with respect to such amount. Notwithstanding anything to the country in Section 6.02, any portion of the Monetary Fee Subaccount invested in the DSUs, may, in the sole discretion of the Plan Administrator, be settled in Stock on a one-to-one ratio, provided any fractional stock units credited to the Participant’s Monetary Fee Subaccount shall be distributed in cash.”

3.                                      The following new Section 5.05 shall be added to Plan “The transactions under the Plan are intended to be structured in accordance with the requirements of the Securities Exchange Act of 1934, including, but not limited to the restriction imposed by Rules 16b, adopted under such Act. In furtherance of the foregoing and notwithstanding any other provision of this Plan, the Plan Administrator shall adopt such procedures and rules as it may determine are necessary to ensure that with respect to any Participant who is actually or potentially subject to Section 16(b) of the Securities Exchange Act of 1934, the crediting of deemed shares of Stock to his/her Deferral Subaccount is deemed to be an exempt purchase for purposes of such Section 16(b) of such Act.

4.                                      In the event any conflict or apparent conflict between any of the provisions of the Plan as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment. Except as amended hereby, the Plan shall continue, unmodified, and in full force and effect.

5.                                      This Amendment shall be governed in accordance with the laws of the State of Delaware.

Except as amended hereunder, all other terms and conditions of the Plan remain unchanged.

JANUS CAPITAL GROUP INC.

By:	/s/ Karlene Lacy	Date:	December 19, 2013
Name:	Karlene Lacy
Title:	SVP, Taxation and Compensation Accounting